UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2015

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-20288	91-1422237
(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2015, Columbia Banking System, Inc. (the “Company”) announced that Mr. Barry Ray was appointed as the Chief Accounting Officer of the Company. Prior to Mr. Ray’s appointment as Chief Accounting Officer, the functions of the principal accounting officer were performed by Mr. Clint Stein in his capacity as Executive Vice President and Chief Financial Officer of the Company.

Mr. Ray, age 43, joined the Company in 2006 as an Assistant Vice President, Regulatory Reporting Officer. From January 2010 through July 2012, Mr. Ray served as Vice President, Finance and Reporting, and from August 2012 through January 2015, Mr. Ray served as Senior Vice President, Controller of the Company.

There is no material plan, contract, arrangement or understanding with any person pursuant to which Mr. Ray will assume the role of, and responsibilities associated with serving as, the Company’s principal accounting officer. There are no family relationships between Mr. Ray and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer, and Mr. Ray is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2015	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel President and Chief Executive Officer